EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                                        ----------------------------   ---------------------------
                                                            1998           1997            1998           1997
                                                            ----           ----            ----           ----
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding................................    132,966,320    132,084,519    133,926,283    131,677,035
                                                        =============  =============   ============   ============

Net income............................................ $       68,746         53,573        200,640        160,444
                                                        =============  =============   ============   ============
Basic earnings per share.............................. $          .52            .41           1.50           1.22
                                                        =============  =============   ============   ============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common shares
   outstanding........................................    132,966,320    132,084,519    133,926,283    131,677,035
  Add common stock equivalents for shares
   issuable under Stock Option Plan...................      2,931,970      3,844,854      3,740,623      3,653,390
                                                        -------------  -------------   ------------   ------------
      Weighted average number of common and
        common equivalent shares outstanding..........    135,898,290    135,929,373    137,666,906    135,330,425
                                                        =============  =============   ============   ============

Net income............................................ $       68,746         53,573        200,640        160,444
                                                        =============  =============   ============   ============
Diluted earnings per share............................ $          .51            .39           1.46           1.19
                                                        =============  =============   ============   ============
---------------------------

(1)  Restate to reflect the 2-for-1 stock split issued on May 20, 1998 and the 5% stock dividend issued September
     30, 1998.
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